UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On June 16, 2026, Nuwellis, Inc. (the “Company”) announced that John L. Erb resigned from the Company, effective June 30, 2026 (“Resignation Date”).  Mr. Erb’s resignation was not the result of any dispute or disagreement with the Company or the Board on any matter relating to the Company’s operations, policies or practices. Mr. Erb will continue to serve as Chairman of the Company’s board of directors (the “Board”).

Appointment Chief Executive Officer

Effective as of June 30, 2026, the Board appointed Michael McCormick as the Company’s Chief Executive Officer and President and member of the Company’s board of directors. Mr. McCormick will join the Board as of June 30, 2026.

Mr. McCormick, age 65, has provided consulting services to the Company since September 2025, including serving as Chief Commercial Officer under a consulting arrangement. He previously served as a director of the Company from June 2023 to January 2026. Mr. McCormick is a seasoned executive with more than 30 years of experience leading medical device companies and serving on the boards of private and publicly traded life sciences companies. Since 2023, Mr. McCormick has served as President and Chief Executive Officer of CorRen Medical, Inc., a private medical technology company focused on improving the diagnosis and management of peripheral artery disease, and where he will transition to Executive Chairman effective June 30, 2026. From 2010 to 2023, Mr. McCormick served as Chief Executive Officer of Osprey Medical (ASX: OSP), a commercial-stage medical device company focused on technologies designed to reduce contrast-induced acute kidney injury. From 2003 to 2008, Mr. McCormick served as Chief Executive Officer of Anulex Technologies, Inc., a private company that was subsequently acquired by Boston Scientific. Prior to that, he served as President of Centerpulse Spine-Tech and was involved in its successful acquisition by Zimmer in 2003. Earlier in his career, Mr. McCormick held sales and sales management positions with Boston Scientific Scimed and Baxter Healthcare. Mr. McCormick also serves on various private company boards, including as Executive Chairman of NephroCor Medical, Inc., Chairman of AcQumen Medical, Inc., and as an independent director of Formae, Inc. and Sharp Biomedical, Inc. He previously served as Chairman of OrthoCor Medical, a private company that was acquired in 2019. Mr. McCormick received a Bachelor of Business Administration in Business Management from The University of Texas at Austin.

In connection with the appointment of Mr. McCormick as President and Chief Executive Officer of the Company, the Company and Mr. McCormick will enter into an employment agreement, which shall be effective as of June 30, 2026, concerning Mr. McCormick’s appointment (the “Employment Agreement”). The Employment Agreement shall have a term (the “Term”) of twelve (12) months beginning on June 30, 2026 and may be extended upon mutual agreement between Mr. McCormick and the Company.

The Employment Agreement will entitle Mr. McCormick to an annual base salary of $431,100 from and after June 30, 2026, reviewed annually. Mr. McCormick will also be eligible for annual incentive compensation targeted at 65% of his base salary, which will be prorated for 2026. The Employment Agreement will also entitle Mr. McCormick to a one-time equity grant within 90 days of joining the Company, the terms of which are to be determined by the Compensation Committee and the Board after its consultation with a third-party compensation consultant. The information required by Item 502(c)(3) of Form 8-K has not been determined as of the date of this report. The Company intends to file an amendment to this Current Report on Form 8-K within four business days after such information is determined or becomes available.

Except as described above, there are no arrangements or understandings between Mr. McCormick and any other persons pursuant to which Mr. McCormick was named President and Chief Executive Officer of the Company. Mr. McCormick does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. McCormick does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement.

In connection with the appointment of Mr. McCormick to the Board, the Board increased the size of the Board from five members to six members, effective as of June 30, 2026.

Item 7.01	Regulation FD Disclosure.

On June 16, 2026, the Company issued a press release announcing the changes to the leadership team. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Company Press Release, dated June 16, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2026	NUWELLIS, INC.

	By:	/s/ John L. Erb
	Name:	John L. Erb
	Title:	President and Chief Executive Officer